GLOBE LIFE INC. REPORTS
Fourth Quarter 2024 Results

McKinney, TX, February 5, 2025—Globe Life Inc. (NYSE: GL) reported today that for the quarter ended December 31, 2024, net income was $3.01 per diluted common share, compared with $2.88 per diluted common share for the year-ago quarter. Net operating income for the quarter was $3.14 per diluted common share, compared with $2.80 per diluted common share for the year-ago quarter.

Net income for the year ended December 31, 2024 was $11.94 per diluted common share, compared with $10.07 per diluted common share for the year-ago period. Net operating income for the year ended December 31, 2024 was $12.37 per diluted common share compared with $10.65 per diluted common share for the year-ago period.

HIGHLIGHTS:

●	Net income as an ROE was 21.7% for the twelve months ended December 31, 2024. Net operating income as an ROE excluding accumulated other comprehensive income (AOCI) was 15.1% for the same period.

●	For the full year, net income increased 10% and net operating income increased 8%.

●
At the American Income Life Division, life net sales increased 22% and life premium increased 7% over the year-ago quarter. Additionally, the average producing agent count increased 7% over the year-ago quarter.

●	At the Liberty National Division, life premiums increased 5% and the average producing agent count increased 11% over the year-ago quarter.

●
At the Family Heritage Division, health net sales increased 6% and premiums increased 8% over the year-ago quarter. Additionally, the average producing agent count increased 11% over the year-ago quarter.

●	Net investment income grew 4% over the year-ago quarter.

●	337,821 shares of Globe Life Inc. common stock were repurchased during the quarter.

Note: As used in the earnings release, "Globe Life," the "Company," "we," "our," and "us" refer to Globe Life Inc., a Delaware corporation incorporated in 1979, its subsidiaries and affiliates.

GL Q4 2024 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2024
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

RESULTS OF OPERATIONS

Net operating income, a non-GAAP(1) financial measure, has been used consistently by Globe Life’s management for many years to evaluate the operating performance of the Company, and is a measure commonly used in the life insurance industry. It differs from net income primarily because it excludes certain non-operating items such as realized investment gains and losses and certain significant and unusual items included in net income. Management believes an analysis of net operating income is important in understanding the profitability and operating trends of the Company’s business. Net income is the most directly comparable GAAP measure.

The following table represents Globe Life's operating summary for the three months ended December 31, 2024 and 2023:

Operating Summary
	Per Share
	Three Months Ended December 31,			Three Months Ended December 31,
	2024	2023	% Chg.	2024	2023	% Chg.
Insurance underwriting income(2)	$3.99	$3.43	16	$337,984	$327,825	3
Excess investment income(2)	0.45	0.38	18	38,325	35,824	7
Interest on debt	(0.42)	(0.27)	56	(35,679)	(25,676)	39
Parent company expense	(0.04)	(0.03)		(3,234)	(2,612)
Income tax expense	(0.72)	(0.68)	6	(61,150)	(64,993)	(6)
Stock compensation benefit (expense), net of tax	(0.12)	(0.03)		(10,437)	(2,955)
Net operating income	3.14	2.80	12	265,809	267,413	(1)

Reconciling items, net of tax:
Realized gain (loss)—investments	0.02	0.11		1,890	10,496
Non-operating expenses	—	(0.03)		(13)	(2,396)
Legal proceedings(4)	(0.15)	(0.01)		(12,490)	(711)
Net income(3)	$3.01	$2.88		$255,196	$274,802

Weighted average diluted shares outstanding	84,749	95,464
(1)GAAP is defined as accounting principles generally accepted in the United States of America.
(2)Definitions included within this document.
(3)A GAAP-basis condensed consolidated statement of operations is included in the appendix of this report.
(4)Includes an estimate of costs associated with settlement of certain litigation claims not related to the Department of Justice, Securities and Exchange Commission, or Equal Employment Opportunity Commission matters, as well as certain additional legal expenses incurred.

Note: Tables in this earnings release may not sum due to rounding.

GL Q4 2024 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2024
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
The following table represents Globe Life's operating summary for the year ended December 31, 2024 and 2023:

Operating Summary
	Per Share
	Year Ended December 31,			Year Ended December 31,
	2024	2023	% Chg.	2024	2023	% Chg.
Insurance underwriting income(1)	$15.51	$13.27	17	$1,390,226	$1,278,548	9
Excess investment income(1)	1.83	1.35	36	164,404	130,382	26
Interest on debt	(1.42)	(1.06)	34	(127,092)	(102,316)	24
Parent company expense	(0.14)	(0.11)		(12,400)	(10,866)
Income tax expense	(3.05)	(2.59)	18	(273,121)	(249,546)	9
Stock compensation benefit (expense), net of tax	(0.37)	(0.20)		(33,033)	(19,558)
Net operating income	12.37	10.65	16	1,108,984	1,026,644	8

Reconciling items, net of tax:
Realized gain (loss)—investments	(0.21)	(0.54)		(19,108)	(51,884)
Non-operating expenses	(0.02)	(0.03)		(2,070)	(3,294)
Legal proceedings(3)	(0.19)	(0.01)		(17,044)	(711)
Net income(2)	$11.94	$10.07		$1,070,762	$970,755

Weighted average diluted shares outstanding	89,661	96,364
(1)Definitions included within this document.
(2)A GAAP-basis condensed consolidated statement of operations is included in the appendix of this report.
(3)Refer to footnote (4) of the Operating Summary on the previous page.

GL Q4 2024 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2024
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
MANAGEMENT VS. GAAP MEASURES

Shareholders' equity, excluding AOCI, and book value per share, excluding AOCI, are non-GAAP measures that are utilized by management to view the business without the effect of changes in AOCI, which are primarily attributable to fluctuation in interest rates. Management views the business in this manner because it creates more meaningful and easily identifiable trends, as we exclude fluctuations resulting from changes in interest rates. Shareholders' equity and book value per share are the most directly comparable GAAP measures.

	Year Ended December 31,
	2024	2023
Net income	$1,070,762	$970,755
Net operating income	1,108,984	1,026,644
Net income as an ROE(1)	21.7%	23.2%
Net operating income as an ROE (excluding AOCI)(1)	15.1%	14.7%

	December 31,
	2024	2023
Shareholders' equity	$5,305,520	$4,486,803
Impact of adjustment to exclude AOCI	2,029,720	2,772,419
Shareholders' equity, excluding AOCI	$7,335,240	$7,259,222

Book value per share	$62.50	$47.10
Impact of adjustment to exclude AOCI	23.90	29.11
Book value per share, excluding AOCI	$86.40	$76.21
(1) Calculated using average shareholders' equity for the measurement period.

GL Q4 2024 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2024
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
INSURANCE OPERATIONS:

Life insurance accounted for 79% of the Company’s insurance underwriting margin for the quarter and 70% of total premium revenue.

Health insurance accounted for 21% of the Company's insurance underwriting margin for the quarter and 30% of total premium revenue.

Net sales of life insurance increased 11% for the quarter, and net health sales increased 6%.

The following table summarizes Globe Life's premium revenue by product type for the three months ended December 31, 2024 and 2023:

Insurance Premium Revenue
	Quarter Ended
	December 31, 2024	December 31, 2023	% Chg.
Life insurance	$822,962	$794,815	4
Health insurance	358,308	335,857	7
Total	$1,181,270	$1,130,672	4

INSURANCE UNDERWRITING INCOME

Insurance underwriting margin is management’s measure of profitability of the Company's life and health segments’ underwriting performance, and consists of premiums less policy obligations (excluding interest on policy liabilities), commissions and other acquisition expenses. Insurance underwriting income is the sum of the insurance underwriting margins of the life and health segments, plus annuity and other income, less administrative expenses. It excludes the investment segment, interest on debt, Parent Company expense, stock compensation expense and income taxes. Management believes this information helps provide a better understanding of the business and a more meaningful analysis of underwriting results by distribution channel. Insurance underwriting income, a non-GAAP measure, is a component of net operating income, which is reconciled to net income in the Results of Operations section above.

The following table summarizes Globe Life's insurance underwriting income by segment for the three months ended December 31, 2024 and 2023:

Insurance Underwriting Income
	Quarter Ended
	December 31, 2024	% of Premium	December 31, 2023	% of Premium	% Chg.
Insurance underwriting margins:
Life	$336,080	41	$305,480	38	10
Health	91,202	25	97,486	29	(6)
	427,282		402,966		6
Annuity and other income	2,060		2,069
Administrative expenses	(91,358)		(77,210)
Insurance underwriting income	$337,984		$327,825		3
Per share	$3.99		$3.43		16

The ratio of administrative expenses to premium was 7.7%, compared with 6.8% for the year-ago quarter.

GL Q4 2024 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2024
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
LIFE INSURANCE RESULTS BY DISTRIBUTION CHANNEL

Our distribution channels consist of the following exclusive divisions: American Income Life Division (American Income), Liberty National Division (Liberty National), Family Heritage Division (Family Heritage), Direct to Consumer Division (Direct to Consumer); and an independent agency, United American Division (United American).

Total premium, underwriting margins, first-year collected premium and net sales by all distribution channels are shown at https://investors.globelifeinsurance.com at "Financial Reports and Other Financial Information."

Life Underwriting Margin
	Quarter Ended
	December 31,
	2024		2023
	Amount	% of Premium	Amount	% of Premium	% Chg.
American Income	$198,970	46	$183,176	45	9
Direct to Consumer	71,236	29	59,241	24	20
Liberty National	33,650	36	31,144	35	8
Other	32,224	64	31,919	62	1
Total	$336,080	41	$305,480	38	10

Life Premium
	Quarter Ended
	December 31,
	2024	2023	% Chg.
American Income	$432,792	$406,356	7
Direct to Consumer	245,218	247,274	(1)
Liberty National	94,462	89,700	5
Other	50,490	51,485	(2)
Total	$822,962	$794,815	4

Life Net Sales(1)
	Quarter Ended
	December 31,
	2024	2023	% Chg.
American Income	$93,343	$76,323	22
Direct to Consumer	23,059	25,861	(11)
Liberty National	26,316	26,046	1
Other	2,211	2,188	1
Total	$144,929	$130,418	11
(1)Net sales is calculated as annualized premium issued, net of cancellations in the first thirty days after issue, except in the case of Direct to Consumer, where net sales is annualized premium issued at the time the first full premium is paid after any introductory offer period (typically 1 month) has expired. Management considers net sales to be a better indicator of the rate of premium growth than annualized premium issued since annualized premium issued excludes cancellations, and cancellations do not contribute to premium income.

GL Q4 2024 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2024
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
HEALTH INSURANCE RESULTS BY DISTRIBUTION CHANNEL

Health Underwriting Margin
	Quarter Ended
	December 31,
	2024		2023
	Amount	% of Premium	Amount	% of Premium	% Chg.
United American	$5,464	4	$14,180	10	(61)
Family Heritage	39,997	36	35,633	35	12
Liberty National	26,852	56	27,157	57	(1)
American Income	18,788	61	19,080	62	(2)
Direct to Consumer	101	1	1,436	8	(93)
Total	$91,202	25	$97,486	29	(6)

Health Premium
	Quarter Ended
	December 31,
	2024	2023	% Chg.
United American	$151,399	$138,586	9
Family Heritage	110,589	102,180	8
Liberty National	47,769	47,416	1
American Income	30,628	30,676	—
Direct to Consumer	17,923	16,999	5
Total	$358,308	$335,857	7

Health Net Sales(1)
	Quarter Ended
	December 31,
	2024	2023	% Chg.
United American	$30,116	$28,155	7
Family Heritage	26,761	25,228	6
Liberty National	8,910	9,349	(5)
American Income	5,151	4,235	22
Direct to Consumer	2,698	2,220	22
Total	$73,636	$69,187	6
(1)Net sales is calculated as annualized premium issued, net of cancellations in the first thirty days after issue, except in the case of Direct to Consumer, where net sales is annualized premium issued at the time the first full premium is paid after any introductory offer period (typically 1 month) has expired. Management considers net sales to be a better indicator of the rate of premium growth than annualized premium issued since annualized premium issued excludes cancellations, and cancellations do not contribute to premium income.

GL Q4 2024 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2024
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
PRODUCING EXCLUSIVE AGENT COUNT RESULTS BY DISTRIBUTION CHANNEL

	Quarterly Average Producing Agent Count(1)
	Quarter Ended			Quarter Ended
	December 31,			September 30,
	2024	2023	% Chg.	2024
American Income	11,926	11,131	7	12,031
Liberty National	3,743	3,387	11	3,794
Family Heritage	1,512	1,368	11	1,429

(1) The quarterly average producing agent count is based on the actual count at the beginning and end of each week during the period.

INVESTMENTS

Management uses excess investment income as the measure to evaluate the performance of the investment segment. It is defined as net investment income less the required interest attributable to policy liabilities. We also view excess investment income per diluted common share as an important and useful measure to evaluate performance of the investment segment, since it takes into consideration our stock repurchase program.

The following table summarizes Globe Life's investment income, excess investment income, and excess investment income per diluted common share.

Excess Investment Income
	Quarter Ended
	December 31,
	2024	2023	% Chg.
Net investment income	$282,453	$271,609	4
Interest on policy liabilities(1)	(244,128)	(235,785)	4
Excess investment income	$38,325	$35,824	7
Per share	$0.45	$0.38	18
(1)Interest on policy liabilities, at original discount rates, is a component of total policyholder benefits, a GAAP measure.

Net investment income increased 4% and average invested assets increased 3%. Required interest on policy liabilities increased 4% and average policy liabilities increased 4%.

GL Q4 2024 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2024
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
The composition of the investment portfolio at book value at December 31, 2024 is as follows:

Investment Portfolio
	As of
	December 31, 2024
	Amount	% of Total
Fixed maturities at fair value(1)	$17,155,012	88
Mortgage loans	396,088	2
Policy loans	699,669	4
Other long-term investments(2)	1,235,759	6
Short-term investments	85,035	—
Total	$19,571,563
(1) As of December 31, 2024, fixed maturities at amortized cost were $18.8 billion, net of $10.4 million of allowance for credit losses.
(2) Includes $987 million of investments accounted for under the fair value option which have a cost of $966 million as of December 31, 2024.

Fixed maturities at amortized cost, net of allowance for credit losses, by asset class as of December 31, 2024 are as follows:

Fixed Maturity Portfolio by Sector
	As of
	December 31, 2024
	Investment Grade	Below Investment Grade	Total Amortized Cost, net
Corporate bonds	$14,482,274	$487,443	$14,969,717
Municipals	3,300,901	—	3,300,901
Government, agencies, and GSEs(1)	438,636	—	438,636
Collateralized debt obligations	—	36,923	36,923
Other asset-backed securities	74,483	4,754	79,237
Total	$18,296,294	$529,120	$18,825,414
(1) Government-Sponsored Enterprises

Below are fixed maturities available for sale by amortized cost, allowance for credit losses, and fair value at December 31, 2024 and the corresponding amounts of net unrealized gains and losses recognized in accumulated other comprehensive income (loss).

As of	Amortized Cost	Allowance for Credit Losses	Net Unrealized Gains (Losses)	Fair Value
December 31, 2024	$18,835,809	$(10,395)	$(1,670,402)	$17,155,012

At amortized cost, net of allowance for credit losses, 97% of fixed maturities (97% at fair value) were rated “investment grade.” The fixed maturity portfolio earned an annual taxable equivalent effective yield of 5.27% during the fourth quarter of 2024, compared with 5.23% in the year-ago quarter.

Globe Life is not a party to any credit default swaps and does not participate in securities lending.

GL Q4 2024 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2024
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
Comparable information for acquisitions of fixed maturity and other investments is as follows:

Fixed Maturity Acquisitions
	Quarter Ended
	December 31,
	2024	2023
Amount	$377,772	$443,385
Average annual effective yield	5.8%	6.6%
Average rating	A-	BBB+
Average life (in years) to:
Next call	28.1	20.3
Maturity	34.8	23.2

Other Investment Acquisitions
	Quarter Ended
	December 31,
	2024	2023
Limited partnerships	$12,365	$50,929
Mortgage loans	39,850	62,827
Common stock	2,081	1,958
Total	$54,296	$115,714

SHARE REPURCHASE:

During the quarter, the Company repurchased 337,821 shares of Globe Life Inc. common stock at a total cost of $36 million and an average share price of $105.37.

For the year ended December 31, 2024, the Company repurchased 10.1 million shares of Globe Life Inc. common stock at a total cost of $946 million and an average share price of $93.76.

LIQUIDITY/CAPITAL:

Globe Life's operations consist primarily of writing basic protection life and supplemental health insurance policies which generate strong and stable cash flows. These cash flows are not impacted by volatile equity markets. Liquidity at the Parent Company is sufficient to meet additional capital needs of the insurance companies.

EARNINGS GUIDANCE FOR THE YEAR ENDING DECEMBER 31, 2025:

Globe Life projects net operating income between $13.45 to $14.05 per diluted common share for the year ending December 31, 2025.

NON-GAAP MEASURES:

In this news release, Globe Life includes non-GAAP measures to enhance investors' understanding of management's view of the business. The non-GAAP measures are not a substitute for GAAP, but rather a supplement to increase transparency by providing broader perspective. Globe Life's definitions of non-GAAP measures may differ from other companies' definitions. More detailed financial information, including various GAAP and non-GAAP measurements, is located at https://investors.globelifeinsurance.com on the Investors page under “Financial Reports and Other Financial Information."

GL Q4 2024 Earnings Release

CAUTION REGARDING FORWARD-LOOKING STATEMENTS:
This press release may contain forward-looking statements within the meaning of the federal securities laws. These prospective statements reflect management’s current expectations, but are not guarantees of future performance. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable events or developments, which may be national in scope, related to the insurance industry generally, or applicable to the Company specifically. Such events or developments could include, but are not necessarily limited to:

1) Economic and other conditions, including the continued impact of inflation, geopolitical events, and the recent pandemic on the U.S. economy, leading to unexpected changes in lapse rates and/or sales of our policies, as well as levels of mortality, morbidity, and utilization of health care services that differ from Globe Life's assumptions;
2) Regulatory developments, including changes in accounting standards or governmental regulations (particularly those impacting taxes and changes to the Federal Medicare program that would affect Medicare Supplement);
3) Market trends in the senior-aged health care industry that provide alternatives to traditional Medicare (such as Health Maintenance Organizations and other managed care or private plans) and that could affect the sales of traditional Medicare Supplement insurance;
4) Interest rate changes that affect product sales, financing costs, and/or investment yields;
5) General economic, industry sector or individual debt issuers’ financial conditions (including developments and volatility arising from geopolitical events, particularly in certain industries that may compromise part of our investment portfolio) that may affect the current market value of securities we own, or that may impair an issuer’s ability to make principal and/or interest payments due on those securities;
6) Changes in the competitiveness of the Company's products and pricing;
7) Litigation results;
8) Levels of administrative and operational efficiencies that differ from our assumptions (including any reduction in efficiencies resulting from increased costs arising from the impact of higher than anticipated inflation);
9) The ability to obtain timely and appropriate premium rate increases for health insurance policies from our regulators;
10) The customer response to new products and marketing initiatives;
11) Reported amounts in the consolidated financial statements which are based on management estimates and judgments which may differ from the actual amounts ultimately realized;
12) Compromise by a malicious actor or other event that causes a loss of secure data from, or inaccessibility to, our computer and other information technology systems;
13) The impact of any reputational damage on the Company including the impact on the Company's ability to attract and retain agents;

14) The severity, magnitude, and impact of natural or man-made catastrophic events, including but not limited to pandemics, tornadoes, hurricanes, earthquakes, war and terrorism, on our operations and personnel, commercial activity and demand for our products; and
15) Globe Life’s ability to access the commercial paper and debt markets, particularly if such markets become unpredictable or unstable for a certain period.
Readers are also directed to consider other risks and uncertainties described in other documents on file with the Securities and Exchange Commission. Globe Life specifically disclaims any obligation to update or revise any forward-looking statement because of new information, future developments or otherwise.

GL Q4 2024 Earnings Release

EARNINGS RELEASE CONFERENCE CALL WEBCAST:

Globe Life will provide a live audio webcast of its fourth quarter 2024 earnings release conference call with financial analysts at 11:00 am (Eastern) tomorrow, February 6, 2025. Access to the live webcast and replay will be available at https://investors.globelifeinsurance.com on the Calls and Meetings page, at the Conference Calls on the Web icon. Immediately following this press release, supplemental financial reports will be available before the conference call on the Investors page menu of the Globe Life website at “Financial Reports.”

For additional information contact:
Mike Majors, Executive Vice President - Policy Acquisition and Chief Strategy Officer
Globe Life Inc.
3700 South Stonebridge Drive
P. O. Box 8080
McKinney, Texas 75070-8080
Phone: 972-569-3627 or email: investors@globe.life
Website: https://investors.globelifeinsurance.com

GL Q4 2024 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q4 2024
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
APPENDIX

GLOBE LIFE INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue:
Life premium	$822,962	$794,815	$3,261,347	$3,137,244
Health premium	358,308	335,857	1,404,925	1,318,773
Other premium	—	—	—	—
Total premium	1,181,270	1,130,672	4,666,272	4,456,017
Net investment income	282,453	271,609	1,135,631	1,056,884
Realized gains (losses)	2,392	13,287	(24,188)	(65,676)
Other income	162	123	354	308
Total revenue	1,466,277	1,415,691	5,778,069	5,447,533

Benefits and expenses:
Life policyholder benefits(1)	507,812	514,472	2,000,977	2,050,789
Health policyholder benefits(2)	221,901	195,686	851,577	776,362
Other policyholder benefits	9,059	9,612	41,889	37,100
Total policyholder benefits	738,772	719,770	2,894,443	2,864,251
Amortization of deferred acquisition costs	104,298	97,541	410,001	379,700
Commissions, premium taxes, and non-deferred acquisition costs	153,148	144,234	600,753	559,167
Other operating expense	121,947	91,759	419,143	347,833
Interest expense	35,679	25,676	127,092	102,316
Total benefits and expenses	1,153,844	1,078,980	4,451,432	4,253,267

Income before income taxes	312,433	336,711	1,326,637	1,194,266
Income tax benefit (expense)	(57,237)	(61,909)	(255,875)	(223,511)
Net income	$255,196	$274,802	$1,070,762	$970,755

Basic net income per common share	$3.04	$2.92	$11.99	$10.21

Diluted net income per common share	$3.01	$2.88	$11.94	$10.07
(1)Net of total remeasurement including both the impact of assumption changes and the effect of actual to expected experience adjustments, resulting in a gain of $19.1 million for the three months ended December 31, 2024, and a total remeasurement gain of $12.9 million for the same period in 2023. Net of a total remeasurement gain of $107.0 million for the year ended December 31, 2024, and a total remeasurement gain of $29.4 million for the same period in 2023.
(2)Net of a total remeasurement, including both the impact of assumption changes and the effect of actual to expected experience adjustments, resulting in a loss of $0.1 million for the three months ended December 31, 2024, and a total remeasurement gain of $3.5 million for the same period in 2023. Net of a total remeasurement loss of $3.2 million for the year ended December 31, 2024, and a total remeasurement gain of $11.8 million for the same period in 2023.

GL Q4 2024 Earnings Release